Exhibit 99.1

INVESTOR CONTACT Christopher T. Lee christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports Fourth Quarter and Full-Year 2023 Financial Results

•Fourth quarter public cloud ARR of $528 million, an increase of 48% as reported and 46% in constant currency from the prior year period(1)
•Cloud net expansion rate of 124%
•Full year cash from operations of $375 million and free cash flow of $355 million(3)
•Full year share repurchases of $308 million, resulting in a 2023 return of free cash flow of 87%

SAN DIEGO – February 12, 2024 -- Teradata (NYSE: TDC) today announced its fourth quarter and full year 2023 financial results.

“Teradata ended 2023 with $528 million of Cloud ARR, delivering ten-fold growth in less than four years,” said Steve McMillan, President and CEO, Teradata. “Companies everywhere are experimenting with AI to innovate their business and we are excited to be at the center of the AI era. Trusted data is required for this type of breakthrough innovation, and data and analytics are what we believe Teradata does best. Through our open AI platform that delivers harmonized data, trusted AI and faster innovation, we strive to empower our customers and make Teradata the strategic partner in their success.”

“Teradata delivered strong profitable growth and durable free cash flow in 2023, returning 87% of free cash flow to shareholders, a clear demonstration of our commitment to deliver ongoing shareholder value,” said Claire Bramley, Chief Financial Officer, Teradata. “We are maintaining our return of free cash flow target at 75% in 2024, and we remain on the path to achieve over one billion dollars of Cloud ARR in 2025.”

Fourth Quarter 2023 Financial Highlights Compared to Fourth Quarter 2022
•Public cloud ARR increased to $528 million from $357 million, an increase of 48% as reported and 46% in constant currency(1)
•Total ARR increased to $1.570 billion from $1.482 billion, an increase of 6% as reported and 5% in constant currency(1)
•Recurring revenue was $372 million versus $357 million, an increase of 4% as reported and 4% in constant currency(1)
•Total revenue was $457 million versus $452 million, an increase of 1% as reported and 1% in constant currency(1)
•Recurring revenue was 81% of total revenue in the fourth quarter, versus 79%
•GAAP gross margin was 60.8% versus 58.2%
•Non-GAAP gross margin was 61.9% versus 59.5%(2)
•GAAP operating income was $47 million versus $11 million
•Non-GAAP operating income was $89 million versus $62 million(2)

•GAAP EPS was flat at ($0.07) per share
•Non-GAAP diluted EPS was $0.56 versus $0.35(2)
•Cash flow from operations was $176 million compared to $129 million
•Free cash flow was $168 million compared to $120 million(3)

Full-Year 2023 Financial Highlights Compared to Full-Year 2022
•Public cloud ARR increased to $528 million from $357 million, an increase of 48% as reported and 46% in constant currency(1)
•Total ARR increased to $1.570 billion from $1.482 billion, an increase of 6% as reported and 5% in constant currency(1)
•Recurring revenue was $1.492 billion versus $1.419 billion, an increase of 5% as reported and 7% in constant currency(1)
•Total revenue was $1.833 billion versus $1.795 billion, an increase of 2% as reported and 4% in constant currency(1)
•GAAP gross margin was 60.8% versus 60.2%
•Non-GAAP gross margin was 61.8% versus 61.6%(2)
•GAAP operating income was $186 million versus $118 million
•Non-GAAP operating income was $332 million versus $286 million(2)
•GAAP diluted EPS was $0.61 versus $0.31
•Non-GAAP diluted EPS was $2.07 versus $1.64(2)
•Cash flow from operations was $375 million versus $419 million
•Free cash flow was $355 million versus $403 million(3)
•Share repurchases of $308 million, resulting in a return of free cash flow of 87%

Outlook
For the full-year 2024:
•Public cloud ARR growth of 35% to 41% year-over-year, in constant currency(4)
•Total ARR growth of 4% to 8% year-over-year, in constant currency(4)
•Recurring revenue growth of 1% to 3% year-over-year, in constant currency(4)
•Total revenue growth of 0% to 2% year-over-year, in constant currency(4)
•GAAP diluted EPS is expected to be in the range of $1.08 to $1.24
•Non-GAAP diluted EPS is expected to be in the range of $2.15 to $2.31(2)
•Cash flow from operations of $360 million to $400 million
•Free cash flow of $340 million to $380 million(3)

For the first quarter of 2024:
•GAAP diluted EPS is expected to be in the range of $0.23 to $0.27
•Non-GAAP diluted EPS is expected to be in the range of $0.53 to $0.57(2)

Earnings Conference Call
A conference call is scheduled for today at 2:00 p.m. PT to discuss the Company’s fourth quarter and full year 2023 results, and provide a business and financial update, including its 2024 financial outlook. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com.

Revenue
(in millions)
	For the Three Months ended December 31
	2023	2022	% Change as Reported	% Change in CC
Recurring revenue	$372	$357	4%	4%
Perpetual software licenses, hardware and other	12	17	(29)%	(34)%
Consulting services	73	78	(6)%	(4)%
Total revenue	$457	$452	1%	1%

Americas	$265	$257	3%	5%
EMEA	127	128	(1)%	(4)%
APJ	65	67	(3)%	(2)%
Total revenue	$457	$452	1%	1%

Revenue
(in millions)
	For the Twelve Months ended December 31
	2023	2022	% Change as Reported	% Change in CC
Recurring revenue	$1,492	$1,419	5%	7%
Perpetual software licenses, hardware and other	45	65	(31)%	(29)%
Consulting services	296	311	(5)%	(2)%
Total revenue	$1,833	$1,795	2%	4%

Americas	$1,089	$1,038	5%	7%
EMEA	475	465	2%	3%
APJ	269	292	(8)%	(3)%
Total revenue	$1,833	$1,795	2%	4%

	As of December 31
	2023	2022	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,570	$1,482	6%	5%
Public cloud ARR**	$528	$357	48%	46%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

*Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

**Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata's definition may differ from other companies' definitions of these measures.

The following tables reconcile Teradata's actual and projected results and EPS under GAAP to the Company's actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Twelve Months
(in millions, except per share data)	ended December 31			ended December 31
Gross Profit:	2023	2022	% Chg.	2023	2022	% Chg.
GAAP Gross Profit	$278	$263	6%	$1,115	$1,081	3%
% of Revenue	60.8%	58.2%		60.8%	60.2%

Excluding:
Stock-based compensation expense	5	4		17	16
Reorganization and transformation cost	—	2		1	8
Non-GAAP Gross Profit	$283	$269	5%	$1,133	$1,105	3%
% of Revenue	61.9%	59.5%		61.8%	61.6%
Operating Income
GAAP Operating Income	$47	$11	327%	$186	$118	58%
% of Revenue	10.3%	2.4%		10.1%	6.6%

Excluding:
Stock-based compensation expense	30	36		126	126
Reorganization and transformation cost	12	15		20	42
Non-GAAP Operating Income	$89	$62	44%	$332	$286	16%
% of Revenue	19.5%	13.7%		18.1%	15.9%

Net (Loss) / Income
GAAP Net (Loss) / Income	$(7)	$(7)	—%	$62	$33	88%
% of Revenue	(1.5)%	(1.5)%		3.4%	1.8%

Excluding:
Stock-based compensation expense	30	36		126	126
Reorganization and transformation cost	13	15		21	42
Argentina Blue Chip Swap	13	—		13	—
Income tax adjustments (i)	8	(8)		(10)	(27)
Non-GAAP Net Income	$57	$36	58%	$212	$174	22%
% of Revenue	12.5%	8.0%		11.6%	9.7%

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31		2024 Outlook
Earnings Per Share:	2023	2022	2023	2022	2024 Q1 Guidance	2024 FY Guidance
GAAP (Loss)/Earnings Per Share	$(0.07)	$(0.07)	$0.61	$0.31	$0.23 - $0.27	$1.08 - $1.24
Excluding:
Stock-based compensation expense	0.31	0.35	1.23	1.19	0.32	1.31
Reorganization and transformation cost	0.13	0.15	0.20	0.40	0.02	0.07
Argentina Blue Chip Swap	0.13	—	0.13	—	0.02	0.02
Income tax adjustments(i)	0.08	(0.08)	(0.10)	(0.26)	(0.06)	(0.33)
Impact of dilution(ii)	(0.02)	—	—	—		—
Non-GAAP Diluted Earnings Per Share	$0.56	$0.35	$2.07	$1.64	$0.53 - $0.57	$2.15 - $2.31

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. For the three months ended December 31, 2023, the tax impact of the pre-tax related items included the following: $(0.12) tax impact for stock-based compensation and reorganization and transformation costs; $0.08 of tax impact related to the Company’s execution of a Blue Chip Swap transaction in Argentina; and $0.12 of tax impact associated with the Company’s decision to book a full valuation allowance against our Argentina operations deferred tax asset balance as of December 31, 2023 due to uncertainty as to the ability to realize this deferred tax asset in the future due to the current hyperinflationary economic environment in Argentina. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended December 31, 2023, was 26.9% and December 31, 2022, was 32.1%. For the twelve months ended the non-GAAP effective tax rate was 23.5% for 2023 and 26.0% for 2022.

ii.Represents the impact to earnings per share as a result of moving from basic to diluted shares.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less capital expenditures for property and equipment and additions to capitalized software. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31		Outlook
(in millions)	2023	2022	2023	2022	2024
Cash provided by operating activities (GAAP)	$176	$129	$375	$419	$360 to $400

Less capital expenditures	(8)	(9)	(20)	(16)	(~20)
Free Cash Flow (non-GAAP measure)	$168	$120	$355	$403	$340 to $380

4.     We are providing an outlook for the 2024 growth rates for public cloud ARR, total ARR, recurring revenue, and total revenue in constant currency to provide better visibility into the underlying growth of the business. Teradata calculates public cloud ARR and total ARR in constant currency by calculating the prior period ending public cloud ARR or total ARR, as applicable, using the current period end currency rates. It is impractical to provide a schedule on currency period end rates at a future point in time. Teradata calculates recurring revenue and total revenue in constant currency by using the prior-period results with the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s website at investor.teradata.com to calculate the anticipated impact of currency on the revenue outlook.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2024 first quarter and full year financial guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation and/or recessionary conditions, the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for artificial intelligence; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
At Teradata, we believe that people thrive when empowered with trusted information. We offer the most complete cloud analytics and data platform, including for AI. By delivering harmonized data and trusted AI/ML, we enable more confident decision-making, unlock faster innovation, and drive the impactful business results organizations need most.

See how at Teradata.com.

# # #
The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts - unaudited)

	For the Period Ended December 31
	Three Months			Twelve Months
	2023	2022	% Chg	2023	2022	% Chg
Revenue
Recurring	$372	$357	4%	$1,492	$1,419	5%
Perpetual software licenses, hardware and other	12	17	(29)%	45	65	(31)%
Consulting services	73	78	(6)%	296	311	(5)%
Total revenue	457	452	1%	1,833	1,795	2%
Gross profit
Recurring	264	253		1,074	1,022
% of Revenue	71.0%	70.9%		72.0%	72.0%
Perpetual software licenses, hardware and other	4	4		7	18
% of Revenue	33.3%	23.5%		15.6%	27.7%
Consulting services	10	6		34	41
% of Revenue	13.7%	7.7%		11.5%	13.2%
Total gross profit	278	263		1,115	1,081
% of Revenue	60.8%	58.2%		60.8%	60.2%

Selling, general and administrative expenses	159	175		635	650
Research and development expenses	72	77		294	313
Income from operations	47	11		186	118
% of Revenue	10.3%	2.4%		10.1%	6.6%

Other expense, net	(25)	(9)		(69)	(51)

Income before income taxes	22	2		117	67
% of Revenue	4.8%	0.4%		6.4%	3.7%

Income tax expense	29	9		55	34
% Tax rate	131.8%	450.0%		47.0%	50.7%

Net (loss) income	$(7)	$(7)		$62	$33
% of Revenue	(1.5)%	(1.5)%		3.4%	1.8%

Net (loss) income per common share
Basic	$(0.07)	$(0.07)		$0.62	$0.32
Diluted	$(0.07)	$(0.07)		$0.61	$0.31

Weighted average common shares outstanding
Basic	97.9	101.6		99.8	103.2
Diluted	97.9	101.6		102.4	105.8

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	December 31, 2023	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$486	$348	$569
Accounts receivable, net	286	286	364
Inventories	13	8	8
Other current assets	84	96	87
Total current assets	869	738	1,028
Property and equipment, net	239	249	244
Right of use assets- operating lease, net	9	10	13
Goodwill	398	396	390
Capitalized contract costs, net	68	72	92
Deferred income taxes	221	200	213
Other assets	69	75	42
Total assets	$1,873	$1,740	$2,022

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$19	$12	$—
Current portion of finance lease liability	66	69	67
Current portion of operating lease liability	6	6	8
Accounts payable	100	106	94
Payroll and benefits liabilities	130	120	137
Deferred revenue	570	477	589
Other current liabilities	105	95	112
Total current liabilities	996	885	1,007
Long-term debt	480	486	498
Finance lease liability	63	70	54
Operating lease liability	6	7	10
Pension and other postemployment plan liabilities	102	91	101
Long-term deferred revenue	22	16	8
Deferred tax liabilities	8	6	7
Other liabilities	61	57	79
Total liabilities	1,738	1,618	1,764
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,074	2,044	1,941
Accumulated deficit	(1,811)	(1,797)	(1,565)
Accumulated other comprehensive loss	(129)	(126)	(119)
Total stockholders' equity	135	122	258
Total liabilities and stockholders' equity	$1,873	$1,740	$2,022

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended December 31
	Three Months		Twelve Months
	2023	2022	2023	2022
Operating activities
Net (loss) income	$(7)	$(7)	$62	$33
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	30	33	116	134
Stock-based compensation expense	30	36	126	126
Deferred income taxes	(12)	(19)	(11)	(26)
Loss on Blue Chip Swap	13	—	13	—
Changes in assets and liabilities:
Receivables	—	(111)	78	(28)
Inventories	(5)	5	(5)	18
Current payables and accrued expenses	16	57	7	35
Deferred revenue	99	121	(5)	18
Other assets and liabilities	12	14	(6)	109
Net cash provided by operating activities	176	129	375	419
Investing activities
Expenditures for property and equipment	(8)	(8)	(19)	(14)
Additions to capitalized software	—	(1)	(1)	(2)
Business acquisitions and other investing activities, including loss on Blue Chip Swap	(13)	(2)	(29)	(2)
Net cash used in investing activities	(21)	(11)	(49)	(18)
Financing activities
Repurchases of common stock	(7)	(41)	(308)	(387)
Proceeds from long-term borrowings	—	—	—	500
Repayments of long-term borrowings	—	—	—	(413)
Payments of finance leases	(20)	(19)	(82)	(86)
Other financing activities, net	1	(1)	7	5
Net cash used in financing activities	(26)	(61)	(383)	(381)
Effect of exchange rate changes on cash and cash equivalents	8	5	(28)	(44)
Increase (decrease) in cash, cash equivalents and restricted cash	137	62	(85)	(24)
Cash, cash equivalents and restricted cash at beginning of period	349	509	571	595
Cash, cash equivalents and restricted cash at end of period	$486	$571	$486	$571

Supplemental cash flow disclosure:
Non-cash investing and financing activities:
Assets acquired by finance leases	$10	$31	$90	$78
Assets acquired by operating leases	$—	$1	$6	$4

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2023	2022	% Change As Reported	% Change Constant Currency(2)	2023	2022	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$265	$257	3%	5%	$1,089	$1,038	5%	7%
EMEA	127	128	(1)%	(4)%	475	465	2%	3%
APJ	65	67	(3)%	(2)%	269	292	(8)%	(3)%
Total segment revenue	457	452	1%	1%	1,833	1,795	2%	4%

Segment gross profit
Americas	168	150			689	643
% of Revenue	63.4%	58.4%			63.3%	61.9%
EMEA	81	78			295	285
% of Revenue	63.8%	60.9%			62.1%	61.3%
APJ	34	41			149	177
% of Revenue	52.3%	61.2%			55.4%	60.6%
Total segment gross profit	283	269			1,133	1,105
% of Revenue	61.9%	59.5%			61.8%	61.6%

Reconciling items(1)	(5)	(6)			(18)	(24)
Total gross profit	$278	$263			$1,115	$1,081
% of Revenue	60.8%	58.2%			60.8%	60.2%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.